Exhibit 99.5

CHEMICAL

SPECIAL MEETING OF CHEMICAL FINANCIAL CORPORATION

Date: JUNE 7, 2019
Time: 10:00 A.M. (Eastern Time)
Place: Somerset Inn, 2601 West Big Beaver Rd., Troy, MI 48084

Please make your marks like this: ☒ **Use dark black pencil or pen only**

The Board of Directors Recommends a Vote **FOR** Proposals 1, 2, 3 and 4.

	For	Against	Abstain	Directors Recommend
1: To approve the Agreement and Plan of Merger, dated as of January 27, 2019, by and between Chemical Financial Corporation ("Chemical") and TCF Financial Corporation ("TCF"), as it may be amended from time to time, under which TCF will merge with and into Chemical (the "merger"), with Chemical surviving the merger (the "Chemical merger proposal").	☐	☐	☐	For
2: To approve an amendment to Chemical's articles of incorporation to (a) increase the number of authorized shares of Chemical common stock from 135 million to 220 million, and (b) change the name of Chemical to "TCF Financial Corporation," effective only upon consummation of the merger (the "Chemical articles amendment proposal").	☐	☐	☐	For
3: To approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to the named executive officers of Chemical that is based on or otherwise relates to the merger (the "Chemical compensation proposal").	☐	☐	☐	For
4: To approve the adjournment of the Chemical special meeting, if necessary or appropriate, to permit further solicitation of proxies in favor of the Chemical merger proposal or Chemical articles amendment proposal (the "Chemical adjournment proposal").	☐	☐	☐	For

Authorized Signatures - This section must be completed for your Instructions to be executed.

____________________ Please Sign Here   ________________ Please Date Above

____________________ Please Sign Here   ________________ Please Date Above

Please sign exactly as your name(s) appears on your stock certificate. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

← If voting by mail, please separate carefully at the perforation and return just this portion in the envelope provided. ←

CHEMICAL

Special Meeting of Chemical Financial Corporation
to be held on Friday, June 7, 2019
for Holders as of May 1, 2019

This proxy is being solicited on behalf of the Board of Directors

VOTE BY:

INTERNET

Go To
www.proxypush.com/CHFC
- Cast your vote online 24 hours a day/7 days a week.
- **Have your Proxy Card/Voting Instruction Form ready.**
- View Meeting Documents.

OR

Call **TELEPHONE**

866-895-6904
- Use any touch-tone telephone toll-free 24 hours a day/7days a week.
- Follow the simple recorded instructions.
- **Have your Proxy Card/Voting Instruction Form ready.**

OR

MAIL
- Mark, sign and date your Proxy Card/Voting Instruction Form.
- Detach your Proxy Card/Voting Instruction Form.
- Return your Proxy Card/Voting Instruction Form in the postage-paid envelope provided.

The undersigned hereby appoints William C. Collins, James R. Fitterling and David T. Provost, jointly and severally, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Chemical Financial Corporation which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and otherwise in their discretion on any other business that may properly come before and matters incident to the conduct of the meeting or any adjournment thereof.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED FOR PROPOSALS 1, 2, 3 AND 4.

All votes must be received by 11:59 P.M. (ET), June 6, 2019.

PROXY TABULATOR FOR

CHEMICAL FINANCIAL CORPORATION
P.O. BOX 8016
CARY, NC 27512-9903

Proxy — Chemical Financial Corporation Special Meeting of Shareholders June 7, 2019, 10:00 a.m. (Eastern Time) This Proxy is Solicited on Behalf of the Board of Directors The undersigned hereby appoints William C. Collins, James R. Fitterling and David T. Provost, jointly and severally, proxies, with full power of substitution, to vote all the shares of common stock of CHEMICAL FINANCIAL CORPORATION that the undersigned may be entitled to vote, held of record by the undersigned on May 1, 2019, at the special meeting of shareholders of Chemical Financial Corporation to be held at the Somerset Inn, 2601 West Big Beaver Rd., Troy, MI 48084, on Friday, June 7, 2019, and at any adjournment of the meeting, and on all matters that come before, and on all matters incident to the conduct of, the meeting and any and all adjournments of the meeting. The purpose of the Special Meeting is to take action on the following: 1. Proposal 1, to approve the Agreement and Plan of Merger, dated as of January 27, 2019, by and between Chemical Financial Corporation (“Chemical”) and TCF Financial Corporation (“TCF”), as it may be amended from time to time, under which TCF will merge with and into Chemical (the “merger”), with Chemical surviving the merger (the “Chemical merger proposal”); 2. Proposal 2, to approve an amendment to Chemical’s articles of incorporation to (a) increase the number of authorized shares of Chemical common stock from 135 million to 220 million, and (b) change the name of Chemical to “TCF Financial Corporation,” effective only upon consummation of the merger (the “Chemical articles amendment proposal”); 3. Proposal 3, to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to the named executive officers of Chemical that is based on or otherwise relates to the merger (the “Chemical compensation proposal”); and 4. Proposal 4, to approve the adjournment of the Chemical special meeting, if necessary or appropriate, to permit further solicitation of proxies in favor of the Chemical merger proposal or Chemical articles amendment proposal (the “Chemical adjournment proposal”). The Board of Directors of the Chemical recommends a vote “FOR” proposals 1, 2, 3 and 4. This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted “FOR” proposals 1, 2, 3 and 4. The Named Proxies are authorized to vote in their discretion on any other business that may properly come before and matters incident to the conduct of the meeting or any adjournment or postponement thereof. You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. If you are voting by mail, the Named Proxies cannot vote your shares unless you sign and return this card. To attend the meeting and vote your shares in person, please mark this box. If voting by mail, please separate carefully at the perforation and return just this portion in the envelope provided.